Exhibit 11.1

                                                    PSINet Inc.
                                                 and Subsidiaries

                                   Calculation of Loss per Share (Unaudited) (1)

                                                                                                        Three Months Ended
                                                                                                          March 31, 1997
                                                                                                          --------------
Weighted average shares outstanding:
Common stock:
         Shares outstanding at beginning of period.....................................................        40,113,234
         Weighted average shares issued during the three months ended March 31, 1997
         (60,268 shares) ..............................................................................            44,847
                                                                                                          ---------------

                                                                                                               40,158,081
                                                                                                           ==============
Net loss   ............................................................................................      $ (9,269,000)
                                                                                                           ==============

Loss per share (unaudited)   ..........................................................................      $      (0.23)
                                                                                                           ==============

=========================================================================================================================

(1) For a discussion of loss per share, see Note 2 of the Notes to the Consolidated Financial Statements.


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